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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Joel Schoenfeld and Martin Jacobson, acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacitates, to sign this Registration Statement and any and all amendments (including post-effective amendments) hereto, and any Registration Statement filed pursuant to Rule 462(b) promulgated by the Commission under the Securities Act of 1933, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Commission, granting said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

March 9, 1999

     Joel Schoenfeld
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     Joel Schoenfeld
     Chairman of the Board of Directors,
     Chief Executive Officer and Director

     Alan H. Gold
--------------------------------------------
     Alan H. Gold
     Director

     Martin Jacobson
--------------------------------------------
     Martin Jacobson
     Chief Financial Officer

     John Frank
--------------------------------------------
     John Frank
     Director


     Richard Lerner
--------------------------------------------
     Richard Lerner
     Director


     David Jay
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     David Jay
     Director